UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2007

infoUSA Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	0 68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously reported, in December 2001, infoUSA Inc. (the “Company”) commenced a lawsuit against Naviant, Inc. (now known as BERJ, LLP) (“Naviant”) in the District Court for Douglas County, Nebraska for breach of a database license agreement.
     On August 10, 2007, the Company and Naviant settled this matter for approximately $11.2 million, less attorney fees and costs. On August 16, 2007, pursuant to that agreement, the court ordered the distribution of approximately $9.9 million in net proceeds to the Company. This amount will be recorded in the financial statements of the Company during the third quarter of 2007.
     A copy of the press release issued by the Company on August 21, 2007 announcing the settlement of the lawsuit against Naviant is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following is filed as an exhibit to this Report:

Exhibit No.	Description of Exhibit

99.1	Press Release issued by infoUSA Inc. on August 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: August 21, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by infoUSA Inc. on August 21, 2007.